UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

BACTERIN INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-158426	20-5313323
(State or other jurisdiction	(Commission File Number)	(IRS Employer)
of incorporation)	Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 388-0480

K-Kitz, Incorporated
          1630 Integrity Drive East, Columbus, Ohio 43209
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Greenberg Traurig, LLP
The Tabor Center
1200 Seventeenth Street, Suite 2600
Denver, Colorado 80123
Tel.: (303) 572-6586
Fax: (303) 572-6540
Attn: C. Ben Huber, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BACTERIN INTERNATIONAL HOLDINGS, INC.

June 30, 2010

Items 1.01, 5.01, 5.02, and 5.03.  Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws;

Summary

On June 30, 2010, we completed a reverse merger transaction (the “Reverse Merger”), in which we caused Bacterin International, Inc., a Nevada corporation (“Bacterin” or the “Company”), to be merged with and into KB Merger Sub, Inc., a Nevada corporation and our newly-created, wholly-owned subsidiary (“Merger Sub”).  The reverse merger was consummated under Nevada corporate law and pursuant to an Agreement and Plan of Merger, dated as of June 30, 2010 (the “Merger Agreement”), as discussed below.  Concurrently with the closing of the Reverse Merger, we also completed a private placement of common stock and warrants to purchase common stock to accredited investors, and received gross proceeds of approximately $7,508,000 at the closing of the private placement.

As a result of the Reverse Merger, we are now engaged, through Bacterin, in the business of biomaterials research, development, and commercialization.  Bacterin is expanding its intellectual property base and has successfully leveraged its technical expertise and knowledge of biofilms into multiple product areas. Bacterin is well positioned for future growth through established partnerships with major medical device manufacturers and provider networks, as well as through its own in-house sales force and its ongoing Bacterin product development of innovative tissue constructs and bioactive coated devices.  Revenues for Bacterin come from product manufacturing, sales, distribution, licensing agreements and grants.

Before the Reverse Merger, our corporate name was K-Kitz, Inc., and our trading symbol was KKTZ.OB.  On June 29, 2010, the Company changed its corporate name to “Bacterin International Holdings, Inc.” which name change will become effective for trading purposes on July 1, 2010.  The Company intends to request a trading symbol change to correspond with its name change at the appropriate time and in accordance with current FINRA regulations that went into effect June 1, 2010. Accordingly, the trading symbol for the Company will remain KKTZ.OB until such time as the Company moves to another market or otherwise can effect a trading symbol change through FINRA. As a result of the Reverse Merger, consummated pursuant to the Merger Agreement, Bacterin became our wholly-owned subsidiary, with the former shareholders of Bacterin acquiring 28,237,543 shares of our common stock, representing approximately 96% of our outstanding common stock prior to taking into account the issuance of any shares pursuant to the private placement.

Concurrently with the closing of the Reverse Merger, we completed an initial closing of a private placement to selected qualified investors of shares of our common stock at a purchase price of $1.60 per share and detachable warrants to purchase one-quarter share of our common stock (at an exercise price of $2.50 per share).  In total, we sold 4,934,534 shares of our common stock and warrants to purchase 1,233,634 shares of common stock as part of this initial closing, and may sell up to an additional 6,268,472 shares of our common stock and warrants to purchase 1,567,118 shares of common stock to investors that participated in the initial closing, management and certain note holders until July 30, 2010, when the offering period expires.  We received gross proceeds of $7,508,329 in consideration for the sale of the shares of common stock and warrants, which consisted of (i) $4,026,000 from investors in the private placement and (ii) $3,482,329 from note holders in an earlier Bacterin bridge financing who converted into the private placement at a discount to the purchase price and received warrants with a discounted exercise price, as described below.

In order to fund Bacterin’s working capital and capital expenditures during the months prior to the Reverse Merger and during the offering period, Bacterin and certain placement agents conducted two bridge financings of approximately $5,250,000 in aggregate principal amount of convertible notes and warrants, of which $3,400,000 plus $82,329 in interest accrued thereon was converted into the private placement (at a discount to the per share purchase price).

Concurrently with the closing of the Reverse Merger and the private placement, we repurchased 4,319,404 shares of our common stock from one of our shareholders for aggregate consideration of $100, as well as certain other good and valuable consideration, and immediately thereafter cancelled those shares.

We are filing this current report on Form 8-K for the purpose of providing summary information regarding the Reverse Merger and the private placement.  We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01 of that form within the time periods permitted.

The Reverse Merger

General

At the closing of the Reverse Merger, the former shareholders of Bacterin received shares of our common stock for all of the outstanding shares of common stock of Bacterin held by them.  As a result, at the closing of the Reverse Merger, we issued an aggregate of 28,237,543 shares of our common stock to the former shareholders of Bacterin.  The shares issued to Bacterin’s former shareholders represent approximately 96% of our outstanding shares of common stock, exclusive of 4,934,534 shares of common stock issued in the initial closing of the private placement, or approximately 82% of our outstanding shares of common stock, inclusive of such shares issued in the initial closing of the private placement.  The consideration issued in the Reverse Merger was determined as a result of arm’s-length negotiations between us and Bacterin.

Immediately prior to the closing of the Reverse Merger, the former shareholders of Bacterin and the note holders who participated in an earlier bridge financing conducted by Bacterin also held outstanding stock options and warrants to purchase shares of common stock of Bacterin.  Pursuant to the Merger Agreement, we have agreed to issue shares of our common stock upon the exercise of these stock options and warrants in lieu of shares of Bacterin’s common stock previously issuable thereunder, and, based upon the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger, we are obligated upon the exercise of those stock options and warrants to issue 4,213,196 shares and 4,879,075 shares of our common stock, respectively.

To the extent any of Bacterin’s former stockholders elect to exercise any dissenters rights in connection with the Reverse Merger, we will be obligated to purchase any such dissenter’s shares of Bacterin common stock for “fair value” as determined immediately prior to the Reverse Merger, all in accordance with Nevada law.  In addition, we will also be obligated to issue additional shares of our common stock to the non-dissenting Bacterin stockholders such that the non-dissenting stockholders would have held approximately 96% of our outstanding shares of common stock immediately upon consummation of the Reverse Merger, exclusive of any shares of our common stock issued in the private placement.  Certain of Bacterin’s former stockholders, who held approximately 743,940 shares of Bacterin common stock in the aggregate, provided proper notice to perfect their ability to exercise dissenters rights (or 371,970 shares of our common stock that they will receive in the Reverse Merger if they ultimately elect not to exercise such rights).

Changes Resulting from the Reverse Merger

We intend to carry on Bacterin’s biomaterials business as our sole line of business. We have relocated our executive offices to those of Bacterin at 600 Cruiser Lane, Belgrade, Montana  59714. Our new telephone number is (406) 388-0480, fax number is (406) 388-1354, and corporate website is www.bacterin.com. The contents of our website are not part of this current report.

Our pre-Reverse Merger stockholders will not be required to exchange their existing K-Kitz, Inc., stock certificates for new certificates of Bacterin Holdings International, Inc. since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Reverse Merger. The Nasdaq Capital Market, where we intend to apply to list our common stock for trading as soon as reasonably practicable, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the Reverse Merger and private placement, our board of directors was composed only of Jennifer Jarvis and Michael Funtjar. On June 30, 2010, concurrently with such transactions, Ms. Jarvis and Mr. Funtjar expanded the size of the board of directors to five members, and appointed Guy S. Cook, Mitchell Godfrey, and Kent Swanson to fill the vacancies created thereby.  The new directors then accepted the resignations of Ms. Jarvis and Mr. Funtjar and appointed Ken Calligar and Daniel Frank to fill the two vacancies created by their resignations.  Upon their appointment, the new directors further expanded the size of the board of directors to six members, and appointed Gary Simon to fill the vacancy created thereby.

Mr. Cook, Mr. Godfrey and Mr. Swanson are all former Bacterin directors.  Mr. Swanson, Mr. Calligar, Mr. Frank and Mr. Simon are independent of management. All directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the Reverse Merger and private placement, Ms. Jarvis was our President, Chief Executive Officer, and Chief Financial Officer and Mr. Funtjar was our Secretary and Chief Operating Officer.  Ms. Jarvis and Mr. Funtjar resigned from all of those offices effective on June 30, 2010.

On June 30, 2010, our board of directors named the following persons as our new executive officers: Guy S. Cook - Chairman of the Board, Chief Executive Officer and President; Mitchell Godfrey - Secretary and Treasurer; and John P. Gandolfo - Interim Chief Financial Officer.  These individuals held those same positions with Bacterin, our wholly-owned subsidiary through which we conduct our business, prior to the Reverse Merger and will continue to carry on in the same capacities with Bacterin as will Darrell Holmes - Executive Vice President of Medical Devices and Jesus Hernandez - Executive Vice President of Sales.  Officers are elected annually by our board of directors and serve at the discretion of our board.

We have assumed all of such officers’ current employment agreements (including intellectual property ownership provisions and restrictive covenants relating to confidential information) and they have agreed to such assumption.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our repurchase of shares from an existing stockholder and the issuance of 28,237,543 shares of common stock to the former stockholders of Bacterin, a change of stockholder control has occurred. Prior to the repurchase and the closing of the Reverse Merger, Jennifer Jarvis beneficially owned 82% of our outstanding shares of common stock. After these transactions, the former shareholders of Bacterin own approximately 96% of our outstanding shares of common stock, exclusive of shares of common stock acquired in the private placement through purchase or conversion or approximately 82% of our outstanding shares of common stock, inclusive of such shares of common stock acquired in the private placement through purchase or conversion. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the exchange transaction.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Bacterin is considered the accounting acquiror in the Reverse Merger. Because Bacterin’s former shareholders as a group retained or received the larger portion of the voting rights in the combined entity and Bacterin’s senior management represents all of the senior management of the combined entity, Bacterin was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Bacterin since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Bacterin and will be recorded at the historical cost basis of Bacterin.

Amendments to Articles of Incorporation and Bylaws

In connection with the Reverse Merger, our board of directors and stockholders have approved and we filed on June 29, 2010, an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to change our name to Bacterin International Holdings, Inc.

Prior to the Reverse Merger, we amended our by-laws to permit us to set the size of our board of directors from between one and nine directors.

Bacterin International Equity Incentive Plan

We recently adopted the Bacterin International Equity Incentive Plan, which became effective just prior to the Reverse Merger, under which 6,000,000 shares of our common stock are reserved for issuance as equity awards.  The purpose of this plan is two fold.  First, in connection with the Reverse Merger, we are substituting each equity award granted under the Bacterin International, Inc. 2004 Stock Incentive Plan, as most recently amended effective April 1, 2009, with a substantially similar equity award granted under our new plan (subject to proportionate adjustments to reflect the ratios used in consummating the Reverse Merger).  Accordingly, of the 6,000,000 shares of our common stock that are reserved for issuance as awards under this plan, 4,213,196 have been or will be issued as substitute awards, leaving an additional 1,786,804 shares for issuance thereunder, representing approximately 13.3%,9.3% and 4%, respectively, of the fully-diluted shares of our common stock immediately following the Reverse Merger and the private placement.  Second, the shares of stock remaining available for issuance under this plan will be used for attracting and retaining employees, management, directors and outside consultants, who will be granted awards at fair market value from time to time under the guidance and approval of our compensation committee or such other group as is vested by our board with the power to administer the plan, and in accordance with the terms of such equity incentive plan.

The Private Placement

Concurrently with the closing of the Reverse Merger, we completed the sale of 4,934,534 shares of our common stock and warrants to purchase an additional 1,233,634 shares of our common stock in a private placement to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  We sold each share and warrant for an aggregate price of $1.60 per share pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each warrant entitles the holder to purchase one-quarter share of our common stock at an exercise price of $2.50 per share for a period of five years from the date of the closing on their subscription.  The form of private placement subscription agreement is filed as Exhibit 10.1 to this report.  Certain Bacterin note holders also participated in the private placement by converting certain debt into shares of our common stock and warrants; however, the conversion of their debt was effected at a 10% discount to the price per share at which investors purchased securities in such private placement, being $1.44 per share, and the exercise price of the warrants they received also carried a 10% discount to the exercise price of the warrants received by new investors in such private placement, being $2.25 per share.

We received gross proceeds from the private placement of $7,508,329 from both purchases of our common stock and warrants and conversions by existing convertible note holders into such securities.  Placement agents received an aggregate of $322,080 in cash fees in connection with the private placement (including the prior bridge financings) and reimbursements of their out-of-pocket expenses.  In addition, the placement agents received 67,686 shares of our common stock and warrants to purchase 251,625 shares of our common stock at an exercise price of $1.60 per share.

After the closing of the Reverse Merger and the private placement, we had outstanding 34,420,359 shares of common stock.  In addition, we are obligated to issue 4,213,196 shares of common stock upon the exercise of stock options held by former holders of Bacterin options, 4,879,075 shares of common stock upon the exercise of warrants held by former holders of Bacterin warrants, and 1,485,259 shares of common stock upon the exercise of warrants received by investors, including converting note holders, and placement agents in our private placement.

Following the initial closing, the private placement will remain open until July 30, 2010, subject to the earlier termination at the election of us and the placement agent.  During this time period, we may close on additional subscriptions and bridge note conversions under the private placement; provided, however, that the only persons who may participate in the private placement pursuant to any subsequent closings after the initial closing are (i) investors or note holders who participate in the initial closing, (ii) members of our management, and (iii) holders of our convertible bridge notes, regardless if they participated in the initial closing, so long as the amount raised in the private placement then meets the conditions for it to constitute a “Qualified Offering” under the terms of such notes.

Lock-Up Agreements

All shares of common stock issued in the Reverse Merger to the former holders of shares in Bacterin will be considered “restricted securities” under U.S. federal securities laws and may not be resold for a period of one year after the closing date.  Each of the former Bacterin shareholders who served as directors or executive officers of Bacterin as of the closing of the Reverse Merger or who have joined as members of our Board of Directors of concurrently with the consummation of the Reverse Merger (collectively, “Management”), have executed one-year a lock-up agreement with us which provide that their shares, including any shares that are now owned or are subsequently acquired by them, will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period of 12 months following the Reverse Merger and the private placement; provided, however, that (a) the restrictions set forth in such lock-up agreement will not to any securities acquired by Management in the private placement and (b) Guy Cook is permitted to hypothecate, pledge and grant a security interest in up to 5,000,000 of his existing shares received from us in connection with the Reverse Merger as collateral for borrowed funds used to acquire securities in the private placement and, if such collateral is executed against, shall be permitted to assign and transfer such shares to the secured party free of any restrictions set forth therein.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the U.S. Securities and Exchange Commission (SEC) covering the resale of all shares of common stock and all shares of common stock underlying the warrants issued in connection with the private placement (as well as up to 1,177,196 shares of our common stock held by certain of our shareholders at the time of the closing of the Reverse Merger and the shares underlying the placement agents’ warrants) on or before the date which is 90 days after the closing date and use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 150 days after the closing date (or 180 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through the earlier of (a) the date on which all the investors in the private placement have completed the sales or distribution described in the registration statement relating thereto or, if earlier, until all securities covered by the registration rights agreement may be sold by the investors in the private placement under Rule 144(b)(1), and (b) the date that is 18 months following the private placement closing date.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy our reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 1% of the purchase price for the shares of common stock and warrants acquired in the private placement for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the shares of common stock and warrants.

Item 7.01.   Regulation FD Disclosure.

A copy of the press release announcing the matters described in Items 1.01, 5.01, 5.02 and 5.03 above is attached as Exhibit 99.1 and incorporated herein.  The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2010, by and among K-Kitz, Inc., KB Merger Sub, Inc. and Bacterin International, Inc.

3.1	Certificate of Incorporation, including all amendments to date

4.1	Form of Warrant to Purchase Common Stock

10.1	Form of Private Placement Subscription Agreement to purchase Shares and Warrants.

99.1	Press Release
________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2010	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
Guy S. Cook
President and Chief Executive Officer